Exhibit 99.1

Broadcom Limited Narrows First Quarter Fiscal Year 2018

Revenue Guidance Range

Broadcom Limited Provides Preliminary Revenue Guidance for Second Quarter Fiscal Year 2018

SAN JOSE, Calif. – January 31, 2018 - Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today narrowed the range for its revenue outlook for the first quarter of fiscal year 2018, ending February 4, 2018.

For the first quarter of fiscal year 2018, which is a 14-week quarter, the Company expects non-GAAP net revenue in the range of $5,300 million to $5,350 million. In addition, the Company expects non-GAAP fully diluted earnings per share to be approximately $5.10 per share.

For the second quarter of fiscal year 2018, which is a typical 13-week quarter, the Company expects non-GAAP net revenue in the range of $5,000 million, plus or minus $75 million.

“Our first quarter results are tracking towards the higher end of our expectations as we continue to execute on our business model,” said Hock Tan, President and CEO of Broadcom Limited. “Looking ahead to our second fiscal quarter, strong data center demand for our wired and enterprise storage products and a seasonal pick up in broadband is expected to offset a greater than seasonal decline in wireless. As a result, we currently forecast on a normalized 13-week quarter basis, that second quarter revenue will be roughly flat to the previous quarter.”

Actual results may vary from these estimates. The Company undertakes no intent or obligation to publicly update or revise these estimates, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Management uses non-GAAP measures for, among other things, purposes of evaluating the core operating performance of the Company. Broadcom believes these measures also provide investors with a consistent basis of comparison and helps them evaluate the results of the Company’s on-going operations. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The projected non-GAAP net revenue ranges provided above include de minimis amounts of expected licensing revenue that is not included in GAAP revenue due to the effects of purchase accounting for acquisitions. The Company is unable to reconcile the above projected earnings-per-share to GAAP as the amount of the reconciling items cannot be determined at this time.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; our dependency on a limited number of suppliers; any acquisitions we may make, including our proposed acquisition of Qualcomm, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the growth prospects and synergies expected from such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets rates of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; our proposed redomiciliation of our ultimate parent company to the United States, including the timing and our ability to obtain the requried approvals thereof; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; cyclicality in the semiconductor industry or in our target markets; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Investors:

Broadcom Limited
Ashish Saran
Investor Relations
+1 408 433 8000
investor.relations@broadcom.com